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Exhibit 21.1

SUBSIDIARIES OF ARES CAPITAL CORPORATION

Name	Jurisdiction
ARCC ABB LLC	Delaware
ARCC AXC LLC	Delaware
ARCC BB Corp.	Delaware
ARCC BM, LLC	Delaware
ARCC C&C Corp.	Delaware
ARCC CCS, Inc.	Delaware
ARCC CIC Flex Corp.	Delaware
ARCC CLPB Corp.	Delaware
ARCC Crescent LLC	Delaware
ARCC ECG LLC	Delaware
ARCC GAC LLC	Delaware
ARCC GF, LLC	Delaware
ARCC HBF LLC	Delaware
ARCC IGS Corp.	Delaware
ARCC Imperial Corporation	Delaware
ARCC Imperial LLC	Delaware
ARCC LVCG Investors LLC	Delaware
ARCC NPA Corp. (f/k/a ARCC PSSI Corporation)	Delaware
ARCC OTG Corp.	Delaware
ARCC PCGI III AIV Blocker, Inc.	Delaware
ARCC PJMB LLC	Delaware
ARCC Sage Inc.	Delaware
ARCC SK Blocker Corp.	Delaware
ARCC TTL Corp.	Delaware
ARCC Universal Corp.	Delaware
ARCC VTH Corp.	Delaware
AC Notes Holdings LLC	Delaware
AC Finance LLC	Delaware
ACGP I, LLC	Delaware
A.C. Management Services, LLC	Delaware
ARCC Covestia Corp.	Delaware
ARCC JTC, LLC	Delaware
ARES Capital JB Funding LLC	Delaware
ARES Capital CP Funding LLC	Delaware
ARES Capital CP Funding Holdings LLC	Delaware
Ivy Hill Asset Management GP, LLC	Delaware
10th Street Equity, LLC	Delaware
A.C. Corporation	Delaware
ACW Holdings LLC	Delaware
ARCC S2 LLC (f/k/a AC Postle, LLC)	Delaware
ACE Products Holding Corp.	Delaware
AMP Admin LLC	Delaware
Alaris Consulting, LLC	Delaware
Allbridge Equity, LLC	Delaware
Allied Asset Holdings, LLC	Delaware
Allied Capital Holdings LLC	Delaware
Allied Crescent Equity, LLC	Delaware
Amerex Equity Corporation	Delaware
ARCC Imperial POF LLC (f/k/a Amerex Equity LLC)	Delaware

Name	Jurisdiction
Aviation Properties Corporation	Delaware
Binks Equity Corp.	Delaware
Calder Capital Partners, LLC	Delaware
Calder Equity, LLC	Delaware
Calder Investment Partners LLC	Delaware
Cleveland East Equity, LLC	Delaware
Conectel, Inc.	Delaware
Crescent Equity Corp.	Delaware
Crescent Sliver Equity LLC	Delaware
Dynamic Equity, LLC	Delaware
Financial Pacific Company	Washington
Foresite Equity, LLC	Delaware
GlobalCom Equity, LLC	Delaware
HCI Equity, LLC	Illinois
IAT Equity, LLC	Delaware
Multiad Equity Corp.	Delaware
NPH, Inc.	Maryland
RWI, LLC	Delaware
S2 Equity Corp.	Delaware
Slate Equity, LLC	Delaware
SMF II Equity, LLC	Delaware
Soteria Mezzanine Corporation	Delaware
Stag Equity, LLC	Delaware
Startec Equity, LLC	Delaware
Subfractional Motors, Inc.	Delaware
ARCC PCP L.P.	Cayman Islands
ARCC PCP GP, LLC	Delaware
PCP Wilcon Holdings, Inc.	Delaware
PCP GHS Holdings, Inc.	Delaware
PCP European Investment Holdings S.à.r.l	Luxembourg

        In addition, we may be deemed to control certain portfolio companies identified as "Affiliated" companies that we "Control" in footnote (7) to the Consolidated Schedule of Investments as of December 31, 2013 included in the Financial Statements portion of Ares Capital Corporation's Form 10-K for the year ended December 31, 2013.

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  Exhibit 21.1
SUBSIDIARIES OF ARES CAPITAL CORPORATION